Exhibit 3.2(q)

AMENDED AND RESTATED

BY-LAWS

of

RUSS BERRIE AND COMPANY, INC.

As of October 5, 2006

1.             MEETINGS OF SHAREHOLDERS.

1.1           Annual Meeting.  The annual meeting of shareholders shall be held on the third Thursday of April in each year, or as soon thereafter as practicable as determined by the Board.  The annual meeting shall be held at a place and time determined by the Board.

1.2           Special Meetings.  Special meetings of the shareholders may be called by resolution of the Board or by the chairman of the Board or the president and shall be called by the president or secretary upon the written request (stating the purpose or purposes of the meeting) of a majority of the Board or of the holders of 51% of the outstanding shares entitled to vote.

1.3           Place of Meetings.  Meetings of the shareholders may be held in or outside New Jersey at the place and time specified by the Board or the officer or shareholders requesting the meeting.

1.4           Notice of Meetings; Waiver of Notice.  Written notice of each meeting of shareholders shall be given to each shareholder entitled to vote at the meeting, except that (a) it shall not be necessary to give notice to any shareholder who submits a waiver of notice before or after the meeting, and (b) no notice of an adjourned meeting need be given except when required by law.  Each notice of a meeting shall be given, personally or by mail, not less than 10 nor more than 60 days before the meeting and shall state the time and place of the meeting, and, unless it is the annual meeting, shall state at whose direction the meeting is called and the purposes for which it is called.  If mailed, notice shall be considered given when mailed to a shareholder at his address on the corporation’s records.  The attendance of any shareholder at a meeting, without protesting before the conclusion of the meeting the lack of notice to him, shall constitute a waiver of notice by him.

1.5           Quorum.  At any meeting of shareholders, the presence in person or by proxy of the holders of a majority of the shares entitled to vote shall constitute a quorum for the transaction of any business.  In the absence of a quorum a majority in voting interest of those present or, if no shareholders are present, any officer entitled to preside at or to act as secretary of the meeting, may adjourn the meeting until a quorum is present.  At any adjourned meeting at which a quorum is present any action may be taken which might have been taken at the meeting as originally called.  No notice of an adjourned meeting need be given if the time and place are announced at the meeting at which the adjournment is taken except that if, after the adjournment, a new record date is fixed for the meeting, notice of the adjourned meeting shall be given pursuant to Section 1.4.

1.6           Voting; Proxies.  Each shareholder of record shall be entitled to one vote for every share registered in his name and may attend meetings and vote either in person or by proxy.  Corporate action to be taken by shareholder vote shall be authorized by a majority of the votes cast at a meeting of shareholders, except as otherwise provided by law or by Section 1.7 of these by-laws.  Directors shall be elected in the manner provided in Section 2.1 of these by-laws.  Voting need not be by ballot unless requested by a shareholder at the meeting or ordered by the chairman of the meeting.  Each shareholder entitled to vote at any meeting of shareholders or to express consent to or dissent from corporate action in writing without a meeting may authorize another person to act for him by proxy.  Every proxy must be signed by the shareholder or his attorney-in-fact.  No proxy shall be valid after eleven months from its date unless it provides otherwise, but in no event shall a proxy be valid after three years from the date of its execution.

1.7           Action by Shareholders Without a Meeting.

(a)           Except as otherwise provided in the New Jersey Business Corporation Act, any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if all the shareholders entitled to vote thereon or their proxy or proxies consent thereto in writing.

(b)           Any action required or permitted to be taken at any meeting of shareholders, other than the annual election of directors, may be taken without a meeting, upon the written consent of shareholders who would have been entitled to cast the minimum number of votes which would be necessary to authorize such action at a meeting at which all shareholders entitled to vote thereon were present and voting.  Prompt notice of the taking of any such action shall be given to those shareholders who did not consent in writing.

2.             BOARD OF DIRECTORS

2.1           Number, Qualification, Election and Term of Directors.  The business of the corporation shall be managed by the Board, which shall consist of no fewer than three directors nor more than thirteen directors, who shall be at least 18 years old.  The number of directors may be changed by resolution of a majority of the entire Board or by the shareholders, but no decrease may shorten the term of any incumbent director.  Directors shall be elected at each annual meeting of shareholders by a plurality of the votes cast and shall hold office until the next annual meeting of shareholders and until the election and qualification of their respective successors, subject to the provisions of Section 2.7.  As used in these by-laws, the term “entire Board” means the total number of directors which the corporation would have if there were no vacancies on the Board.

2.1(A)     Chairman, Vice Chairman, and Other Designations by the Directors.  The Board shall designate a Chairman of the Board who will preside at all meetings of the Board and shareholders of the corporation, and shall have such powers and duties and the Board assigns to such person.  Also, the Board may designate a Vice Chairman of the Board, who will preside at all meetings of the Board and shareholders in the absence of the Chairman, and shall have such powers and duties as the Board or the Chairman assigns to such person from time to time.  The Board may make such other designations of members of the Board as it may determine from time to time.

2.2           Quorum and Manner of Acting.  Four directors shall constitute a quorum for the transaction of business at any meeting of the Beard, except as provided in Section 2.8.  Action of the Board shall be authorized by the vote of a majority of the directors present at the time of the vote if there is a quorum, unless otherwise provided by law or these by-laws.  In the absence of a quorum a majority of the directors present may adjourn any meeting from time to time until a quorum is present.

2.3           Place of Meetings.  Meetings of the Board may be held in or outside New Jersey.

2.4           Annual and Regular Meetings.  Annual meetings of the Board, for the election of officers and consideration of other matters, shall be held either (a) without notice immediately after the annual meeting of shareholders and at the same place, or (b) as soon as practicable after the annual meeting of shareholders, on notice as provided in Section 2.6 of these by-laws.  Regular meetings of the Board may be held without notice at such times and places as the Board determines.  If the day fixed for a regular meeting is a legal holiday, the meeting shall be held on the next business day.

2.5           Special Meetings.  Special meetings of the Board may be called by the Chairman of the Board, a Vice Chairman of the Board or the chief executive officer.  Only business related to the purposes set forth in the notice of meeting may be transacted at a special meeting.

2.6           Notice of Meetings; Waiver of Notice.  Notice of the time and place of each special meeting of the Board, and of each annual meeting not held immediately after the annual meeting of shareholders and at the same place, shall be given to each director by delivering or mailing it to him at his residence or usual place of business at least three days before the meeting, or by delivering, telephoning or telegraphing it to him at least two days before the meeting.  Notice need not be given to any director who submits a signed waiver of notice before or after the meeting or who attends the meeting without protesting before the conclusion of the meeting of the lack of notice to him.  Notice of any adjourned meeting need not be given, other than by announcement at the meeting at which the adjournment is taken.

2.7           Resignation and Removal of Directors.  Any director may resign at any time by delivering his resignation in writing to the president or secretary of the corporation, to take effect at the time specified in the resignation; the acceptance of a resignation, unless required by its terms, shall not be necessary to make it effective.  Any or all of the directors may be removed at any time, either with or without cause, by vote of the shareholders.

2.8           Vacancies.  Any vacancy in the Board, including one created by an increase in the number of directors, may be filled for the unexpired term by a majority vote of the remaining directors, though less than a quorum.

2.9           Compensation.  Directors shall receive such compensation and such reimbursement of their reasonable expenses in connection with the performance of their duties, as the Board determines.  A director may also be paid for serving the corporation, its affiliates or subsidiaries in other capacities.

2.10         Board or Committee Action Without a Meeting.  Any action required or permitted to be taken by the Board or by any committee of the Board may be taken without a meeting if all of the members of the Board or of the committee consent in writing to the adoption of a resolution authorizing the action.  The resolution and the written consents by the members of the Board or the committee shall be filed with the minutes of the proceeding of the Board or of the committee.

2.11         Participation in Board or Committee Meeting by Conference Telephone.  Any or all members of the Board or of any committee of the Board may participate in a meeting of the Board or of the committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time.  Participation by such means shall constitute presence in person at the meeting.

3.             COMMITTEES.

3.1           Executive Committee.  The Board, by resolution adopted by a majority of the entire Board, may designate an Executive Committee of one or more directors which shall have all the authority of the Board, except as otherwise provided in the resolution or by-laws, and which shall serve at the pleasure of the Board.  All action of the Executive Committee shall be reported to the Board at its next meeting.  The Executive Committee shall adopt rules of procedure and shall meet as provided by those rules or by resolutions of the Board.

3.2           Other Committees.  The Board, by resolution adopted by a majority of the entire Board, may designate other committees of directors, to serve at the Board’s pleasure, with such powers and duties as the Board determines.

4.             OFFICERS.

4.1           Number; Security.  The executive officers of the corporation shall be the chief executive officer, president, division presidents, one or more vice presidents, a secretary and a treasurer, and any other position which may be designated by the Board, in its discretion, as an executive office of the corporation.  Any two or more offices may be held by the same person.  The Board may require any officer, agent or employee to give security for the faithful performance of his duties.

4.2           Election; Term of Office.  The executive officers of the corporation shall be elected annually by the Board, and each such officer shall hold office until the next annual meeting of the Board and until the election of his successor, subject to the provisions of Section 4.4.

4.3           Subordinate Officers.  The Board may elect subordinate officers (including assistant secretaries and assistant treasurers), agents or employees, each of whom shall hold office for such period and have such powers and duties as the Board determines.  The Board may delegate to any executive officer or to any committee the power to appoint or elect, respectively, and define the powers and duties of any subordinate officers, agents or employees.

4.4           Resignation and Removal of Officers.  Any officer may resign at any time by delivering his resignation in writing to the president or secretary of the corporation, to take effect at the time specified in the resignation.  Any officer elected by the Board or by a committee or appointed by an executive officer may be removed by the Board either with or without cause.

4.5           Vacancies.  A vacancy in any office may be filled for the unexpired term in the manner prescribed in Sections 4.2 and 4.3 of these by-laws for election to the office.

4.6           Chief Executive Officer.  Subject to the control of the Board, the chief executive officer shall have such powers and duties as chief executive officers usually have or as the Board assigns to him.  Unless otherwise specified by the chief executive officer or the Board, the other executive officers of the corporation shall report to the chief executive officer.  In the absence of the Chairman and Vice Chairman of the Board, the chief executive officer shall preside at all meetings of the Board and of the shareholders.

4.7           President.  The Board shall elect a president.  In the event the president is not the same as chief executive officer, the president shall have such powers as shall be assigned to him by the chief executive officer.

4.8           Vice President.  Each vice president shall have such powers and duties as the Board or the president assigns to him.

4.9           Treasurer.  The treasurer shall be the chief accounting and financial officer of the corporation and shall be in charge of the corporation’s books and accounts.  Subject to the control of the Board, he shall have such other powers and duties as the Board or the president assigns to him.

4.10         Secretary.  The secretary shall be the secretary of, and keep the minutes of, all meetings of the Board and of the shareholders, shall be responsible for giving notice of all meetings of shareholders and of the Board, and shall keep the seal and, when authorized by the Board, apply it to any instrument requiring it.  Subject to the control of the Board, he shall have such other powers and duties as the Board or the president assigns to him.  In the absence of the secretary from any meeting, the minutes shall be kept by the person appointed for that purpose by the presiding officer.

4.11         Salaries.  The Board may fix the officers’ salaries, if any, or it may authorize the president to fix the salary of any other officer.

5.             SHARES.

5.1           Certificates.  The corporation’s shares shall be represented by certificates in the form approved by the Board.  Each certificate shall be signed by the Chairman of the Board, chief executive officer or the president or a vice president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, and may be sealed with the corporation’s seal or a facsimile of the seal.  If the certificate is countersigned by a transfer agent or registrar, who is not an officer or employee of the corporation, any and all other signatures may be facsimiles.

5.2           Transfers.  Shares shall be transferable only on the corporation’s books, upon surrender of the certificate for the shares, properly endorsed.  The Board may require satisfactory surety before issuing a new certificate to replace a certificate claimed to have been lost or destroyed.

5.3           Determination of Shareholders of Record.  The Board may fix, in advance, a date as the record date for the determination of shareholders entitled to notice of or to vote at any meeting of the shareholders, or to express consent to or dissent from any proposal without a meeting, or to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action.

6.             MISCELLANEOUS.

6.1           Seal.  The Board shall adopt a corporate seal, which shall be in the form of a circle and shall bear the corporation’s name and the year and state in which it was incorporated.

6.2           Fiscal and Tax Year.  The Board may determine the corporation’s fiscal year.  Until changed by the Board, the corporation’s fiscal year and tax year shall be from January 1 to December 31 of each year.

6.3           Voting of Shares in Other Corporations.  Shares in other corporations which are held by the corporation may be represented and voted by the president or a vice president of this corporation or by proxy or proxies appointed by one of them.  The Board may, however, appoint some other person to vote the shares.

6.4           Amendments.  By-laws may be amended, repealed or adopted by the shareholders or by a majority of the entire Board, but any by-law adopted by the Board may be amended or repealed by the shareholders.